Exhibit 23.1
Consent of Qualified Person

I, Joseph Havasi, the Director, Natural Resources of Compass Minerals International, Inc., a Delaware corporation (the “Registrant”), am the qualified person (as defined in Item 1300 of Regulation S-K) that prepared, in accordance with Items 601(b)(96) and 1300 through 1305 of Regulation S-K, the Updated Technical Report Summary relating to lithium and lithium carbonate equivalent mineral resources at the Registrant’s Ogden, Utah facility, dated September 14, 2022, with an effective date of March 3, 2022 (the “TRS”), filed as Exhibit 96.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2022, and hereby consent to:

1.the incorporation by reference of the TRS into the following registration statements of the Registrant (collectively, the “Registration Statements”):
a.Registration Statement on Form S-8 (Registration No. 333-119410), filed on September 30, 2004, relating to the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan;
b.Registration Statement on Form S-8 (Registration No. 333-121965), filed on January 11, 2005, relating to the Compass Minerals International, Inc. Savings Plan;
c.Registration Statement on Form S-8 (Registration No. 333-127699), filed on August 19, 2005, relating to the Compass Minerals International, Inc. 2005 Incentive Award Plan;
d.Registration Statement on Form S-8 (Registration No. 333-203922), filed on May 6, 2015, relating to the Compass Minerals International, Inc. 2015 Incentive Award Plan; and
e.Registration Statement on Form S-8 (Registration No. 333-238252), filed on May 14, 2020, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan;
f.Registration Statement on Form S-8 (Registration No. 333-265569), filed on June 14, 2022, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan; and
2.the use of and references to my name, including my status as an expert or qualified person (as defined in Item 1300 of Regulation S-K) with respect to the TRS, in connection with the Registration Statements.

Date: September 14, 2022	/s/ Joseph Havasi
Name: Joseph Havasi
Title: Director, Natural Resources Compass Minerals International, Inc.